Exhibit 99.1

CHARTER OF THE
EQUITY OVERSIGHT COMMITTEE OF THE

BOARD OF DIRECTORS OF

BEAM GLOBAL

The Board of Directors (the “Board”) of Beam Global (the “Company”) hereby sets forth the authority and responsibilities of the Equity Oversight Committee (the “Committee”) as described below, subject to amendment by the Board from time to time:

Section 1.	Statement of Purpose

The purpose of the Committee is to assist the Board in discharging the Board’s responsibilities regarding the offering from time to time (an “Offering”) of securities of the Company (“Securities”), including, without limitation, (a) shares of common stock (“Common Stock”), (b) shares of preferred stock (“Preferred Stock”), (c) debt securities (“Debt Securities”), and (d) other rights or warrants to purchase Common Stock, Preferred Stock, Debt Securities and/or Securities. For avoidance of doubt, the Committee is not responsible for advising the Board on issuances of securities to participants under any of the Company’s equity incentive plans.

Section 2.	oRGANIZATION

2.1.	Independence. The Committee will be comprised of two or more directors as determined by the Board and each such committee member will satisfy the independence requirements of The NASDAQ Stock Market (“NASDAQ”). In addition, each member of the Committee shall qualify as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and shall be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

2.2.	Election and Removal. The members of the Committee shall be elected by the Board, on the recommendation of the Nominating and Corporate Governance Committee, to serve until their successors are elected. The Board shall designate one member as chairperson of the Committee (the “Chairperson”) or delegate the authority to designate the Chairperson to the Committee, in which case the members of the Committee may designate the Chairperson by majority vote. The Board may remove members of the Committee from such Committee at any time, with or without cause. In the event that the removal or resignation of a Committee member, or any other occurrence which renders a member unable to discharge his or her duties with the respect to the Committee, causes the number of members then serving on the Committee to be fewer than two, the Board shall promptly designate a successor.

2.3.	Subcommittees. The Committee may form and delegate authority to subcommittees, each consisting of one or more of its members, with such powers as the Committee shall from time to time confer. Each subcommittee shall keep minutes of its meetings and report them to the Committee.

Section 3.	Duties and Responsibilities

The following are the duties and responsibilities of the Committee (in addition to any others that the Board may from time to time delegate to the Committee):

(a) determine and recommend for approval of the Board to undertake an Offering;

(b) determine the size of an Offering;

(c) determine the terms of an Offering, including, without limitation, (i) the price or value of consideration to be received by the Company for the Securities to be issued and sold in an Offering, (ii) the amount of any underwriting discount applicable to the issuance and sale of such Securities and (iii) in the case of an offering of Debt Securities, the date or dates on which the principal amount of the Debt Securities will be payable and the rate or rates at which the Debt Securities will bear interest;

(d) classify or reclassify authorized but unissued shares of Common Stock or Preferred Stock into other classes or series of stock and to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption of such classified or reclassified stock;

(e) approve the entry into, execution, delivery and performance of any and all underwriting or purchase agreements, registration rights agreements, indentures, supplemental indentures and other agreements, certificates, instruments and documents, and the taking of any and all actions, which the Committee may determine to be necessary or desirable in connection with, or in order to consummate, the issuance and sale of Securities in an Offering;

(f) cause to be filed with the SEC one or more prospectus supplements relating to an Offering pursuant to Rule 424(b) under the 1933 Act and any required exhibits or other documents as may be deemed necessary or appropriate in connection therewith;

(g) determine the use of proceeds from the issuance and sale of Securities in an Offering;

(h) engage one or more investment banking firms to serve as sole, joint or co-lead managers or underwriters for an Offering and, in the case of an offering of Debt Securities, a bank or trust company to serve as trustee under the applicable indenture;

Section 4.	Procedures and Administration

4.1.	Meetings. The Committee shall meet as frequently as considered necessary by the Committee or the Chairperson. Committee meetings may be held in person or telephonically. The Committee shall fix its own rules of procedure.

4.2.	Notice. Any member of the Committee may call a meeting of the Committee upon due notice to each other member at least twenty-four hours prior to the meeting (provided that participation in any meeting shall be deemed to constitute waiver of any deficiency in such notice).

4.3.	Action. A majority of regular members then serving on the Committee shall constitute a quorum. Action may be taken by the Committee (or any subcommittee of the Committee) upon the affirmative vote of a majority of the members of the Committee (or subcommittee). Action may be taken by the Committee (or any subcommittee of the Committee) without a meeting if all of the members of the Committee (or subcommittee) indicate their approval thereof in writing.

4.4.	Agendas. The Committee meeting agendas shall be the responsibility of the Chairperson with input from the Committee members and other members of the Board, with additional input from members of senior management and outside advisors to the extent deemed appropriate by the Chairperson.

4.5.	Recording Meetings. The Committee shall keep written minutes of its meetings and distribute such minutes to each Board member.

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